Exhibit 10.1

Restricted Stock Award Agreement

Phillips Edison & Company, Inc.

2010 Independent Director Stock Plan
Grantee: [______]
No. of Shares: [______]
May 6, 2020

This Restricted Stock Award Agreement (the “Agreement”) evidences the award of [_____] shares of Restricted Stock (each, an “Award Share,” and collectively, the “Award Shares”) of the Stock (as adjusted pursuant to Article 9 of the Plan) of Phillips Edison & Company, Inc., a Maryland corporation (the “Company”) to the undersigned (“you” or the “Grantee”). This award was approved by the Compensation Committee of the Company’s Board of Directors and granted on May 6, 2020 (the “Grant Date”). This grant was made pursuant to the Phillips Edison & Company, Inc. 2010 Independent Director Stock Plan, as amended (the “Plan”), and, in addition to being conditioned on your service as of the Grant Date, is also conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.
1.    Definitions. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. Notwithstanding anything to the contrary in any prior award agreement granted under the Plan, the definitions in this Section 1 shall apply to all awards granted under the Plan on or prior to the date hereof and entirely supersede and replace any similar definitions applicable to such prior awards.
(a)    “Change in Control” means and includes the occurrence of any one of the following events (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A of the Code insofar as applicable):
(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the 1934 Act, other than the Company or an Affiliate or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing (A) fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors or (B) fifty percent (50%) or more of the Company’s then outstanding securities on a fully diluted basis, including operating partnership units of Phillips Edison Grocery Center Operating Partnership I, L.P. (in each case, other than solely as a result of the acquisition by or on behalf of the Company of its own voting securities);
(ii)     (A) a merger, reverse merger or other business combination or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than an Affiliate of the Company, except for a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation, (B) the complete liquidation or dissolution of the Company;
(iii)    the Incumbent Directors cease for any reason to be a majority of the members of the Board; or
(iv)    a person (or group), other than an Affiliate, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of fifty percent (50%) or more of the total gross fair market value of all assets of the Company immediately prior to such acquisition.
Notwithstanding the foregoing, any transaction involving any vehicle managed or sponsored by the Company or any of its Subsidiaries will not be a Change in Control.
(b)    “Disability” means the Grantee’s inability to perform the duties of the occupation at which he or she was employed or served when such disability commenced by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least twelve (12) continuous months.
2.    Vesting.
(a)    All of the Award Shares are nonvested and forfeitable.

(b)    So long as your Continuous Status as a Participant has not terminated through May 6, 2021, the Award Shares will become cumulatively vested, nonforfeitable, and transferable on May 6, 2021 (as may be adjusted pursuant to Article 9 of the Plan).
(c)    Notwithstanding the foregoing, if (i) your Continuous Status as a Participant terminates by reason of death or Disability or (ii) a Change in Control occurs, all outstanding unvested Award Shares shall become 100% vested upon such cessation of your Continuous Status as a Participant or the occurrence of the Change in Control, as applicable.
3.    Termination of Service, Unvested Award Shares. If your service with the Company as an independent director ceases for any reason, except as otherwise specified in Section 2, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.
4.    Restrictions on Transfer.
(a)    Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated, or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
(b)    You hereby represent and warrant to the Company as follows:
(i)    You understand that the Company may, in its discretion, impose restrictions on the sale, pledge or other transfer of the Award Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company, such restrictions are necessary or desirable to comply with the 1933 Act, the securities laws of any State or any other law.
(ii)    You are aware that your investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.
(iii)    You are aware that, as a director of the Company, resales and other transfers by you of the Award Shares (even once vested) are subject to the restrictions and conditions applicable to affiliates under the federal securities laws, including those relating to trading while in the possession of nonpublic material information.
(c)    Any attempt to dispose of any Award Shares in contravention of the restrictions set forth in Section 4(a) shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend, or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.
5.    Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Administrator will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable and until they may be transferred freely without restriction under this Agreement. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, for such vested Award Shares. Upon the request of the Administrator, you shall deliver to the Company a stock power, endorsed in blank, with respect to any Award Shares that have been forfeited pursuant to this Agreement.
6.    Tax Election and Tax Withholding.
(a)    Currently because you are not an employee of the Company, no income or employment withholding tax must occur with respect to the issuance of, or vesting of, Award Shares. If this situation should change, you agree to comply with the income tax withholding provisions set forth in the Plan.
(b)    You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election must also be delivered to the Company when and if the election is made (please see, the instructions and sample election attached hereto). You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.
7.    Adjustments for Corporate Transactions and Other Events.
(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event. The Committee shall make adjustments, in its discretion, and in accordance with Article 9 of the Plan, to address the treatment of the Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this Section 7 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.
(b)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.
8.    Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.
9.    Share Repurchase Program. You hereby agree that during the period you are providing services as an independent director to the Company or its affiliates and for a period of six (6) months following the end of such service, you will not, without the prior written consent of the Company, participate in the Company’s Share Repurchase Program (“SRP”). The foregoing sentence shall not prohibit your ability to sell, pledge, transfer, hypothecate, or otherwise dispose of shares of Common Stock in any other manner permitted under federal and state securities laws. In addition, the foregoing restriction on participation in the SRP shall not apply to repurchase requests in connection with your death, “Qualifying Disability” (as defined in the SRP), or “Determination of Incompetence” (as defined in the SRP).
10.    Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.
11.    The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.    Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
13.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.
14.    Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
15.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.
16.    Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in Baltimore City, Maryland, and you hereby agree and submit to the personal jurisdiction and venue thereof.

17.    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
19.    Electronic Delivery of Documents. By your signing this Agreement, you (a) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (b) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (c) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (d) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
PHILLIPS EDISON & COMPANY, INC.
By:
Name:    Jeffrey S. Edison
Title:    Chairman & Chief Executive Officer
Date:     May 6, 2020

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Award Shares or the Company.
GRANTEE

Name: [_____]
Date: May 6, 2020